Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We have issued our report dated June 29, 2005 accompanying the financial statements and supplemental information of Rollins 401(k) Plan on Form 11-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statement (Form S-8 No. 33-47528) and Registration Statement (Form S-8 No. 33-26056), both pertaining to the Rollins Retirement Account  of Rollins, Inc.

/s/ GRANT THORNTON LLP

Atlanta, Georgia

June 29, 2005